Farmers New World Life Insurance Company Legal Department 3120 139th Avenue SE, Suite 300 Bellevue, Washington 98005

Garrett B. Paddor
General Counsel & Corporate Secretary
Direct: 206/275-8152
April 29, 2022	Mobile: 213/321-3776
Email: garrett.paddor@farmersinsurance.com

Board of Directors

Farmers New World Life Insurance Company

Farmers Variable Life Separate Account A

3120 139th Ave SE, Suite 300

Bellevue, Washington 98005

Ladies and Gentlemen:

1.	In my capacity as General Counsel and Corporate Secretary of Farmers New World Life Insurance Company (“Farmers”), I have participated in the preparation and review of this Post-Effective Amendment No. 16 to the Registration Statement on Form N-6 (File No. 333-149540) filed with the Securities and Exchange Commission under the Securities Act of 1933 for the registration of individual flexible premium variable life insurance policies (the “Policies”) to be issued with respect to Farmers Variable Life Separate Account A (the “Account”). The Account was established on April 6, 1999, by the Board of Directors of Farmers as a separate account for assets applicable to the Policies, pursuant to the provisions of Section 48.18A.020 of the Washington Insurance Laws.

2.	The Account is a separate account of Farmers validly existing pursuant to Washington law and the regulations issued thereunder.

3.	The Policies, when issued as contemplated by the Registration Statement, will be legal and binding obligations of Farmers in accordance with their terms.

In arriving at the foregoing opinion, I have made such examination of law and examine such records and other documents as I judged to be necessary or appropriate.

I hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement and to the use of my name under the caption “Legal Matters” in the Statement of Additional Information constituting part of this Registration Statement.

Sincerely yours,

/s/Garrett B. Paddor

Garrett B. Paddor

General Counsel & Corporate Secretary

Farmers New World Life Insurance Company